EXHIBIT 5

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


                                                               47, Avenue Hoche
   TEL (212) 715-9100                                             75008 Paris
   FAX (212) 715-8000                                               France


                                               May 14, 2001


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:   Registration Statement on Form S-8
                        ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Fab Industries, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 200,000 shares (the "Shares") of common stock, par value $0.20 per share (the "Common Stock"), to be issued pursuant to Fab Industries, Inc.'s 2001 Stock Incentive Plan (the "Plan").

            In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Registrant's Restated Certificate of Incorporation, the Registrant's Amended and Restated By-laws and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

            We have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Registrant.

            Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized and, upon thereof and payment therefor in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

            We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York.

            Richard Marlin, a partner at this firm, is a member of the Registrant's Board of Directors and owns 500 shares of Common Stock and options to purchase 4,000 shares of Common Stock.

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            We hereby consent to the use of this opinion as an exhibit to the
Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

            We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP